UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2010, Power Integrations, Inc. (“Power Integrations”) entered into its standard form of Executive Officer Benefits Agreement with Sandeep Nayyar, Chief Financial Officer and Vice President of Finance of Power Integrations. The standard form of Executive Officer Benefits Agreement provides for certain benefits, as described below, including:

•	acceleration of vesting of stock options and restricted stock units upon a change of control of Power Integrations,

•	severance benefits in the event of termination of employment by Power Integrations without cause or resignation for good reason within 18 months after a change of control,

•	severance benefits in the event of termination of employment by Power Integrations without cause or resignation by the officer for good reason, and

•	retirement benefits.

Mr. Nayyar will first be eligible to receive the benefits under the Executive Officer Benefits Agreement upon the completion of one year of continuous service as an executive officer of Power Integrations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/S/ BALU BALAKRISHNAN
Name:	Balu Balakrishnan
Title:	President and Chief Executive Officer

Dated: July 22, 2010